SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)
Filed by the Registrant  |X|

Filed by the Party other than the Registrant

Check the appropriate box:

         Preliminary Proxy Statement


[   ]    Confidential, for Use of the Commission Only
             (as permitted by Rule 14a-6(e)(2))

[ X ]    Definitive Proxy Statement

         Definitive Additional Materials

         Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             IBERIABANK CORPORATION
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required.

       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1.   Title of each class of securities to which transaction applies:


     2.   Aggregate number of securities to which transaction applies:


     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     4.   Proposed maximum aggregate value of transaction:


     5.   Total fee paid:


     Fee  paid previously with preliminary materials:

[   ]     Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.



     1.   Amount previously paid:


     2.   Form, Schedule or Registration Statement No.:


     3.   Filing Party:


     4.   Date Filed:

IBERIABANK CORPORATION



                                  April 1, 2002


To Our Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of IBERIABANK Corporation to be held on the 11th floor of the Pan-American Life Media & Conference Center, 601 Poydras Street, New Orleans, Louisiana, on Wednesday, May 1, 2002 at 10:00 a.m., Central Time.

     The matters to be considered by shareholders at the Meeting are described in the accompanying materials. Also enclosed is an Annual Report to Shareholders for 2001. Directors and officers of the Company as well as representatives of the Company's independent auditors will be present to respond to any questions shareholders may have.

     It is very important that you be represented at the Meeting regardless of the number of shares you own or whether you are able to attend the Meeting in person. We urge you to sign and return the enclosed proxy in the envelope provided, even if you plan to attend the Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

     We appreciate your continued support of, and interest in, IBERIABANK Corporation.


                                  Sincerely,




                                  /s/Daryl G. Byrd
                                  ----------------
                                  Daryl G. Byrd
                                  President and Chief Executive Officer

                             IBERIABANK CORPORATION
                          1101 East Admiral Doyle Drive
                           New Iberia, Louisiana 70560

                                  ____________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 1, 2002
                                  ____________



     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of IBERIABANK Corporation will be held on the 11th floor of the Pan-American Life Media & Conference Center, 601 Poydras Street, New Orleans, Louisiana, on Wednesday, May 1, 2002 at 10:00 a.m., Central Time (the "Meeting"), for the purpose of considering and acting on the following:

(1)  election of three directors for three-year terms expiring in 2005;

(2) ratification of the appointment by the Board of Directors of Castaing, Hussey & Lolan, LLC as the Company's independent auditors for the fiscal year ending December 31, 2002; and

(3) such other business as may properly come before the Meeting or any adjournment thereof.

     Only shareholders of record at the close of business on March 14, 2002 are entitled to notice of and to vote at the Meeting.


                                      By Order of the Board of Directors

                                      /s/George J. Becker III
                                      -----------------------
                                      George J. Becker III
                                      Secretary

New Iberia, Louisiana
April 1, 2002

________________________________________________________________________________

Whether or not you expect to attend the Meeting, please complete, sign, date and return the enclosed proxy promptly in the envelope provided. If you attend the Meeting, you may vote either in person or by proxy. Any proxy previously executed may be revoked by you in writing or in person at any time prior to its exercise.
________________________________________________________________________________

                             IBERIABANK CORPORATION
                                 _______________

                                 PROXY STATEMENT
                                 _______________

                         ANNUAL MEETING OF SHAREHOLDERS

                                   MAY 1, 2002


     IBERIABANK Corporation (the "Company") is furnishing this proxy statement to its shareholders in connection with the solicitation of proxies on behalf of its Board of Directors for the 2002 Annual Meeting of Shareholders to be held on May 1, 2002 and at any adjournments or postponements thereof (the "Meeting").

     Your proxy will be voted in the manner you specify if you properly and timely complete and return the enclosed proxy card. If you return the proxy but do not specify a manner of voting the proxy will be voted FOR election of the nominees for directors hereinafter named and FOR the ratification of the appointment of Castaing, Hussey & Lolan, LLC as independent auditors of the Company for the fiscal year 2002. You may revoke your proxy by notifying the Company's Secretary in writing or by filing a properly executed proxy of later date with the secretary at or before the Meeting.

     This proxy statement was mailed to each shareholder on or about April 1, 2002. The cost of preparing and mailing the proxy materials as well as soliciting proxies in the enclosed form will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, fax, e-mail and telex. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies, and the Company will, upon request, reimburse them for their expenses in so acting.


                                     VOTING

     Only shareholders of record as of the close of business on March 14, 2002 are entitled to notice of and to vote at the Meeting. On that date, 5,995,160 shares of common stock were outstanding, each of which is entitled to one vote. Directors are elected by a plurality of the votes cast with a quorum present. The affirmative vote of a majority of the shares present in person and by proxy at the Meeting is required to ratify the appointment of the independent auditors. Shares registered in the name of brokers and similar persons who hold the shares for customers and clients and who do not receive instructions from them are generally not voted other than on the election of directors and other routine matters ("broker non-votes"). In the election of directors and ratification of appointment of the Company's auditors, broker non-votes will have no effect.

                              ELECTION OF DIRECTORS

Directors and Nominees

     The Articles of Incorporation of the Company provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible, with each class elected by the shareholders for staggered three-year terms. The Bylaws of the Company currently provide for a Board of ten persons. At the Meeting, shareholders will be asked to elect one class of directors, consisting of three directors, for three-year terms expiring in 2005.

     Unless otherwise directed, each proxy executed and returned by a shareholder will be voted for the election of the three nominees listed below. In the unanticipated event that any nominee is unable or unwilling to stand for election at the time of the Meeting the Bylaws provide that the number of authorized directors will be automatically reduced by the number of such nominees unless the Board determines otherwise, in which case proxies will be voted for any replacement nominee or nominees recommended by the Board of Directors.

     The following table presents information as of the record date concerning the nominees and other directors of the Company.


                                                                 Principal Occupation During                          Director
               Name                     Age                          the Past Five Years                              Since (1)
------------------------------------    ----     --------------------------------------------------------------     -----------

Nominees For Terms To Expire In 2005


Harry V. Barton, Jr.                     47       Certified Public Accountant in private practice                     1993

Daryl G. Byrd                            47       Chief  Executive  Officer of the  Company  since July 2000;         1999
                                                  President of the Company and President and Chief  Executive
                                                  Officer of the Bank since  July 1999;  President  and Chief
                                                  Executive   Officer   of  Bank  One  New   Orleans   Region
                                                  (1998-1999);  Executive  Vice  President of First  Commerce
                                                  Corporation (1992-1998)

E. Stewart Shea III                      50       Vice  Chairman  of  the  Board  of  the  Company;  Managing         1990
                                                  Partner of The Bayou  Companies,  LLC;  Managing Partner of
                                                  Bayou Coating, LLC (oil and gas industry service companies)

--------------------------
(1) Includes service as director of the Bank.


                                                           Principal Occupation During                              Director
               Name                      Age                     the Past Five Years                                Since (1)
------------------------------------    ----     --------------------------------------------------------------     ------------

Directors Whose Terms Expire In 2003


Ernest P. Breaux, Jr.                    57       Regional Operating  Officer-Region 1, Integrated Electrical         1999
                                                  Services;  Chairman,  Ernest P.  Breaux  Electrical,  Inc.;
                                                  President, Wright Electrical, Inc. (electrical engineering)

Cecil C. Broussard                       70       Associate  Broker,  Absolute  Realty,  Inc.  since  October         1967
                                                  1999; Retired automobile dealer

John N. Casbon                           53       Executive Vice  President,  First American Title  Insurance         2001
                                                  Company;  Chief  Executive  Officer  and  President,  First
                                                  American Transportation Title Insurance Company

Jefferson G. Parker                      49       Senior  Vice  President,   Institutional  Equities,  Howard         2001
                                                  Weil, a division of Legg Mason Wood Walker, Inc.


Directors Whose Terms Expire In 2004


Elaine D. Abell                          59       Attorney in private practice                                        1993

William H. Fenstermaker                  53       Chairman of the Board of the Company;  President  and Chief         1990
                                                  Executive  Officer  of C.H.  Fenstermaker  and  Associates,
                                                  Inc.   (oil   and   gas   surveying,   mapping,   municipal
                                                  engineering,    environmental   consulting   and   computer
                                                  information system services)

Larrey G. Mouton                         60       Owner  and  Manager  of  Mouton  Financial  Services,  LLC;         1985
                                                  Community  Relations  Officer  of the  Company  since  July
                                                  2000;   Chief   Executive   Officer  of  the  Company  from
                                                  February  1995 to July 2000;  President of the Company and
                                                  President and Chief  Executive  Officer of IBERIABANK,  the
                                                  Company's   wholly-owned   subsidiary  ("the  Bank"),  from
                                                  February 1995 to July 1999


--------------------------
(1) Includes service as director of the Bank.

Shareholder Nominations

     Article 6F of the Company's Articles of Incorporation governs nominations of candidates for election as director at any annual meeting of shareholders and provides that such nominations, other than those made by the Board, may be made by any shareholder entitled to vote at such meeting if the nomination is made in accordance with the procedures set forth in Article 6F, which is summarized below.

     A shareholder's notice of nomination must be delivered to, or mailed and received at, the Company's principal executive offices not later than 60 days before the anniversary date of the immediately preceding annual meeting of shareholders and must set forth (a) as to each person who the shareholder proposes to nominate for election as a director and as to the shareholder giving the notice (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Company stock which are Beneficially Owned (as defined in Article 9A(e) of the Articles of Incorporation) by such person on the date of such shareholder notice, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934 ("1934 Act") and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Company's books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominees and (ii) the class and number of shares of Company stock which are Beneficially Owned by such shareholder on the date of such shareholder notice and, to the extent known, by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice.

     The Board of Directors or a designated committee thereof may reject any nomination by a shareholder not made in accordance with the requirements of
Article 6F. Notwithstanding the foregoing procedures, if neither the Board of Directors nor such committee makes a determination as to the validity of any nominations by a shareholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination was made in accordance with the terms of Article 6F.

Board and Committee Meetings

     The Board of Directors of the Company meets on a monthly basis and may have additional special meetings. Nominations for directors of the Company are made by the full Board of Directors. During 2001, the Board of Directors met eleven times. No director attended fewer than 75% of the total number of Board meetings or committee meetings on which he served that were held during 2001.

     The Board of Directors has established an Audit Committee and a Compensation Committee. The Audit Committee consists of Ms. Abel, Chairman, and Messrs. Barton, Casbon and Parker. The Audit Committee supervises the Company's internal audit function and is responsible for reviewing the performance, and overseeing the engagement, of the Company's independent certified public accountants. The Audit Committee met nine times during fiscal 2001. The
Compensation Committee consists of Mr. Shea, Chairman, and Messrs. Barton and Fenstermaker. The Compensation Committee reviews the compensation of the Company's executive officers and administers the Company's stock incentive plans. The Compensation Committee met seven times during fiscal 2001.

Compensation Of Directors

     All Company directors are also directors of the Bank. During 2001, members of the Board of Directors of the Bank received fees of $2,000 per month for their services as directors of the Bank, except for the Chairman, who received a fee of $2,300 per month, and Mr. Byrd, who was not compensated for such service. On joining the Board of Directors, each director receives shares of restricted Common Stock and an option to purchase shares of Common Stock at an exercise price equal to the fair market value of the underlying shares on the date of the option, given in amounts determined by the Compensation Committee. Members of the Board of Directors receive no additional compensation for their participation in any of the committees or for services as directors of the Company.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table includes, as of the record date, certain information as to the Common Stock beneficially owned by (i) the only persons or entities, including any "group" as that term is used in Section 13(d)(3) of the 1934 Act, who or which was known to the Company to be the beneficial owner of more than 5% of its Common Stock, (ii) the directors of the Company, (iii) executive officers of the Company identified in the Summary Compensation Table elsewhere herein ("Named Executive Officers") and (iv) all directors and executive officers of the Company as a group.

                                                         Common Stock
                                                    Beneficially Owned as of
                                                    Record Date (1)(2)(3)(4)
                                                    ------------------------

    Name of Beneficial Owner                          Amount       Percentage
    ------------------------                          ------       ----------


DePrince, Race & Zollo, Inc.                         725,100 (5)     11.55%
201 S. Orange Ave., Suite 850
Orlando, Florida 32801

IBERIABANK Corporation                               507,907 (6)      8.09%
Employee Stock Ownership Plan Trust
1101 E. Admiral Doyle Drive
New Iberia, Louisiana 70560

Dimensional Fund Advisors, Inc.                      448,300 (5)      7.14%
1299 Ocean Avenue
11th Floor
Santa Monica, California 90401


Directors:
----------
Elaine D. Abell                                       31,916             *
Harry V. Barton, Jr.                                  32,528             *
Ernest P. Breaux, Jr.                                  9,167             *
Cecil C. Broussard                                    45,414             *
Daryl G. Byrd                                         83,148          1.38%
John N. Casbon                                         2,300             *
William H. Fenstermaker                               32,274             *
Larrey G. Mouton                                     186,338          3.04%
Jefferson G. Parker                                   27,366             *
E. Stewart Shea III                                   61,160          1.02%


Named Executive Officers who are not Directors:
-----------------------------------------------
Michael J. Brown                                      29,727             *
John R. Davis                                         38,392             *
George J. Becker III                                  22,604             *
Marilyn W. Burch                                      18,408             *
All directors and executive officers
  as a group (14 persons)                            620,742          9.88%

__________________________
* Represents less than 1% of the outstanding Common Stock.

                                                        (Footnotes on next page)

(1) Unless otherwise indicated, shares are held with sole voting and investment power. In addition, an individual is deemed to be the beneficial owner of any shares of Common Stock of which he or she has the right to acquire within 60 days of the record date.

(2) Includes shares of Common Stock owned directly by directors and executive officers as well as shares held by their spouses, minor children and trusts of which they are trustees. Also includes shares allocated to the accounts of participants in the IBERIABANK Corporation Employee Stock Ownership Plan ("ESOP") and to executive officers' accounts in the Bank's 401(k) retirement plan.

(3) Includes beneficial ownership of all shares that may be acquired within 60 days of the record date upon the exercise of stock options as follows:
     14,380 shares by each of Ms. Abell and Messrs. Barton, Broussard, Fenstermaker and Shea; 2,867 shares by Mr. Breaux; 31,572 shares by Mr. Byrd; 131,795 shares by Mr. Mouton; 13,628 shares by Mr. Brown; 18,628 shares by Mr. Davis; 11,614 shares by Mr. Becker; 2,514 shares by Ms.
     Burch; and 284,518 shares by all directors and executive officers as a group.

(4) Includes shares of Common Stock held in the Company's Recognition and Retention Plan ("RRP") that may be voted by the following persons: 8,051 shares by each of Ms. Abell and Messrs. Barton, Broussard, Fenstermaker and Shea; 24,523 shares by Mr. Mouton; 4,300 shares by Mr. Breaux; 2,300 shares by Mr. Casbon; 2,013 shares by Mr. Parker; 38,000 shares by Mr. Byrd; 15,000 shares by each of Messrs. Brown and Davis; 10,000 shares by Mr. Becker; 3,000 shares by Ms. Burch; and 154,391 shares by all directors and executive officers as a group.

(5)  Shares as reported in the latest Schedule 13G filed by such person.

(6) The IBERIABANK Corporation Employee Stock Ownership Plan Trust was established pursuant to the ESOP. Messrs. Barton, Fenstermaker and Shea act as trustees of the Trust ("Trustees"). As of the record date, 355,789 shares held in the ESOP Trust had been allocated to the accounts of participating employees and 152,118 shares were unallocated. Beneficial ownership of Directors and Named Executive Officers includes their respective shares of this allocation. Under the terms of the ESOP, the Trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Allocated shares for which employees do not give instructions and unallocated shares are voted in the same ratio on any matter as those shares for which instructions are given. The amount of Common Stock beneficially owned by each individual Trustee and by all directors and executive officers as a group does not include the unallocated shares held by the ESOP Trust.

                              ____________________


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the 1934 Act requires each of the Company's directors and executive officers, and each beneficial owner of more than ten percent of the Company's common stock, to file with the Securities and Exchange Commission ("SEC") an initial report of the person's beneficial ownership of the Company's equity securities and subsequent reports regarding changes in such ownership. To the best of the Company's knowledge each person who was so subject to Section 16(a) with respect to the Company at any time during 2001 filed, on a timely basis, all reports required for the year pursuant to Section 16(a), except that Mr. Fenstermaker inadvertently filed one report of a transaction late.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table summarizes the compensation earned or awarded for services rendered in all capacities for the years indicated, by the individual who served as the Company's Chief Executive Officer during 2001 and by its other four most highly compensated executive officers.


                                                 Annual Compensation             Long-Term Compensation  Awards
                                   -----------------------------------------    -------------------------------
                                                                                Restricted     Securities
Name and                                                       Other Annual       Stock        Underlying           All Other
Principal Position        Year       Salary        Bonus       Compensation      Award(s) (1)  Options/SARs (#)  Compensation(2)
------------------        ----       ------        -----       ------------      ------------  ----------------  ---------------

Daryl G. Byrd             2001     $ 270,787       $160,000      $    --        $     --           20,000             $17,233
President and             2000       241,575            --            --              --           12,500              11,163
  Chief Executive         1999       110,769(3)     100,000           --         616,000(4)        84,000                  --
  Officer

Michael J. Brown          2001     $ 155,389       $ 75,000      $    --        $     --           11,000             $17,233
Sr. Executive             2000       141,008             --           --              --            5,000              11,163
  Vice President          1999         3,769(5)      37,720       40,000(5)      133,750(6)        35,000                  --

John R. Davis             2001     $ 143,768       $ 75,000      $    --        $     --           11,000             $17,233
Sr. Executive             2000       120,864             --           --              --            5,000              11,163
  Vice President          1999           923(7)      16,000           --         138,750(6)        40,000                  --

George J. Becker III      2001     $ 130,122       $ 55,000      $    --        $     --            4,500             $16,683
Executive Vice            2000       120,967             --           --              --            2,500               9,167
   President  &           1999            --(8)      13,000           --         137,500(6)        35,000                  --
   Secretary

Marilyn W. Burch          2001     $  95,000       $ 30,000      $    --        $     --            4,000             $11,292
Executive Vice            2000        80,530         18,000           --              --            2,500               5,996
   President & Chief      1999        12,978(9)      10,000           --              --            3,500                  --
   Financial Officer

_________________

(1) Reflects the value of shares of restricted stock granted pursuant to the RRP as of the date of each grant. Such restricted stock vests over seven years from the date of grant. Cash dividends declared in respect to restricted stock is paid to the individual on whose behalf such restricted stock is then held by the RRP Trust.

(2) Represents the fair market value of the shares of Common Stock allocated to the named individual's account pursuant to the ESOP as of the date of the allocation, plus any cash allocation.

(3) Mr. Byrd was hired as the Company's President in July 1999 and became Chief Executive Officer in July 2000.

(4) Represents 28,000 shares of restricted Common Stock granted in 1999 pursuant to the RRP, which had the indicated value on the date of grant and a fair market value of $776,160 on December 31, 2001.

(5) Mr. Brown was hired as Executive Vice President, Chief Credit Officer and New Orleans Market President in December 1999 and received a signing bonus at that time.

(6) Represents 10,000 shares of restricted Common Stock granted in 1999 pursuant to the RRP, which had the indicated value on the date of grant and a fair market value of $277,200 on December 31, 2001.

(7) Mr. Davis was hired as Executive Vice President and Chief Strategic Officer in December 1999.

(8) Mr. Becker was hired as Executive Vice President and Northeast Louisiana Market President on December 31, 1999.

(9)  Ms.  Burch was hired as Senior Vice  President  and  Controller  in October
     1999.

                             _____________________

Stock Options

     In 2001, the Named Executive Officers were granted options to purchase a total of 50,500 shares of Common Stock at an exercise price of $25.81 per share. In each case the exercise price was based on the fair market value of the Common Stock on the date of grant. Stock options to purchase a total of 63,981 shares of Common Stock held by former officers and other employees of the Company were cancelled in 2001.

     The following table sets forth certain information concerning the grant of stock options to the Named Executive Officers during 2001.


                                                                                  Potential
                                    Percent of                               Realizable Value at
                                      Total                                     Assumed Annual
                      Number of      Options                                    Rates of Stock
                       Shares       Granted to    Exercise or                 Price Appreciation
                     Underlying     Employees     Base Price                  For Option Term (1)
                      Options       in Fiscal       ($ per   Expiration    ---------------------
                      Granted          Year         share)      Date        5% ($)        10%($)
                      -------      ----------       ------      ----       ---------------------



Daryl G. Byrd          20,000         10.0%       $   25.81    05/08/11     $324,635     $822,690
Michael J. Brown       11,000          5.5            25.81    05/08/11      178,549      452,479
John R. Davis          11,000          5.5            25.81    05/08/11      178,549      452,479
George J. Becker III    4,500          2.3            25.81    05/08/11       73,043      185,105
Marilyn W. Burch        4,000          2.0            25.81    05/08/11       64,927      164,538


________________


(1) Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercise of stock options will depend, in part, on the future performance of the Common Stock, the option holder's continued employment throughout the option period and the date on which the options are exercised.
                               __________________


     The following table sets forth information concerning the value of stock options held at December 31, 2001 by the Named Executive Officers. Such officers did not exercise any options during 2001.


                                  Number of                     Value of Unexercised
                                 Unexercised                          In-The-Money
                            Options at Year End                  Options at Year End (1)
                            -------------------                  -----------------------
         Name           Exercisable       Unexercisable    Exercisable        Unexercisable
         ----           -----------       -------------    -----------        -------------

Daryl G. Byrd            25,786                 90,714      $162,230                $531,075
Michael J. Brown         10,714                 40,286       153,425                 439,510
John R. Davis            15,714                 40,286       197,025                 427,010
George J. Becker III     10,357                 31,643       144,687                 387,783
Marilyn W. Burch          1,357                  8,643        15,457                  63,753
__________________


(1) Calculated by determining the difference between the fair market value of the Common Stock underlying the options at December 31, 2001 ($27.72 per share) and the exercise price of the options. An option is in the money if the fair market value of the underlying security exceeds the exercise price of the option.
                               __________________

Agreements with Management

     In July 2001, the Company entered into a three-year employment agreement with Mr. Byrd that is automatically renewed for an additional year on each anniversary of the agreement unless not earlier than 90 days before the anniversary the Company gives notice that it will not be renewed. If his employment is terminated for other than Cause, as defined, disability, retirement or death, or if Mr. Byrd terminates his employment for Good Reason, as defined, he will be entitled to severance payments equal to the greater of one year's compensation or his compensation for the remaining term of the agreement. If his employment is terminated by him within 30 days of a Change in Control of the Company, as defined, or within 90 days of an event constituting Good Reason occurring within three years of a Change of Control, or within 30 days of the first anniversary of a Change in Control, or if his employment is terminated by the Company without Cause within three years of a Change in Control, he will receive the greater of (i) his salary for the remaining term of the agreement, (ii) twice his salary, or (iii) his "Code 280G Maximum," defined generally as 2.99 times his average compensation over the previous 5 years. In addition, he will be entitled to a continuation of benefits similar to those he is receiving at the time of such termination for the period otherwise remaining under the term of the agreement or until he obtains full-time employment with another employer, whichever occurs first. If any payments to be made under the agreement are deemed to constitute "excess parachute payments" and, therefore, subject to an excise tax under Section 4999 of the Internal Revenue Code, the Company will pay him the amount of the excise tax plus an amount equal to any additional federal, state, or local taxes that may result because of such additional payment.

     In October 2000, the Company entered into separate Change in Control Severance Agreements with John R. Davis, Michael J. Brown, George Becker III and Marilyn W. Burch providing for severance pay and benefits to the individual upon voluntary resignation within 30 days after a Change in Control of the Company, as defined, or if within three years of a Change in Control the individual resigns for Good Reason, as defined, or is terminated by the Company or its successor without Just Cause, as defined. The severance payment is 100% in the case of Mr. Davis and Mr. Brown and 70% in the case of Mr. Becker and Ms. Burch, of the individual's "Code Section 280G Maximum." In addition, each will be entitled to continued medical and life benefits at Company expense for 39 months following termination of employment. The Company will also make the individual whole for any excise tax imposed by the Internal Revenue Code with respect to any payments under the agreement.

     The Company has entered into indemnification agreements with Daryl G. Byrd and Michael J. Brown providing for indemnification and advancement of expenses to the fullest extent permitted by law with respect to pending or threatened claims against them in their capacities as officers of the Company. Following a Change in Control, as defined, all determinations regarding a right to indemnity and advancement of expenses are to be made by an independent legal counsel. In the event of a potential Change in Control, the Company must create a trust for the benefit of the indemnitees, which upon a Change in Control may not be revoked or the principal thereof invaded without the indemnitees' written consent. While not requiring the maintenance of directors' and officers' liability insurance, the indemnification agreements require that the indemnitees be provided with maximum coverage if there is such insurance.

                              CERTAIN TRANSACTIONS

     Directors and executive officers of the Company and members of their families, as well as companies with which they or their families are associated, were customers of the Bank in the ordinary course of business during 2001. All loans and commitments to them by the Bank were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features.

     During the course of the year, the Company paid $78,250 to Absolute Realty, Inc., a company owned by J. Barton Broussard, the son of Cecil C. Broussard, a director of the Company for property management services, including the marketing, listing, leasing and appraisal of Bank-owned properties. Mr. Broussard is an associate broker at Absolute Realty. Of this amount, Absolute Realty, Inc. paid $46,800 to Cecil C. Broussard in consideration of services rendered in this capacity. In management's opinion, payments to Absolute Realty were comparable to those that would have been made to nonaffiliated persons for similar services.

                      REPORT OF THE COMPENSATION COMMITTEE

     The goals of the Compensation Committee are to assist the Company and the Bank in attracting and retaining qualified management, motivate executives to achieve performance goals, reward management for outstanding performance and ensure that the financial interests of management and shareholders are aligned.

     Overview. Under the compensation policies of the Company and the Bank, which are endorsed by the Committee, compensation is paid based both on the executive officer's performance and the performance of the entire Company. In assessing performance for purposes of compensation decisions, the Committee considers financial and non-financial accomplishments, including but not limited to, net income of the Bank, profitability ratios, reports of regulatory examinations, overall growth of the Bank and market value of the Common Stock. The Committee reviews and considers the Watson-Wyatt Salary Survey data and compensation data for executive officers of other publicly traded financial institutions for a comparison of compensation paid by the Bank's peer group. In assessing performance, the Committee does not make use of a mechanical weighting formula or use specific targets, but instead weighs the described factors as they deem appropriate in the total circumstances.

     Base Salary. During 2001, salary levels of senior officers (including the named executive officers) were reviewed and established consistent with the compensation policy. In July 2001, Mr. Byrd's employment agreement with the Company was amended and restated for a three-year period beginning July 1, 2001 with an automatic renewal for a year each year. Mr. Byrd's stated annual base salary effective that date is $300,000. In determining the base salary for Mr. Byrd and other senior officers, the Compensation Committee considered the above-referenced factors.

     In determining awards granted to executive officers under the Company's stock option plans and RRP, the Committee considered the contributions made by such officers to the Company and the Bank and such officers' responsibilities. The awards granted under the stock option plans and RRP were also designed to provide an incentive to executive officers to contribute to the Company's continued success as a commercial bank holding company in the future. The Annual Bonus Plan provides for bonuses to be paid to executive officers based upon certain performance criteria, which consists primarily of individual and Company performance. Bonuses payable thereunder for 2001 were paid in 2002 and aggregated $1,183,500, including a bonus of $160,000 to Mr. Byrd.

     Following review and approval by the Committee, all issues pertaining to executive compensation are submitted to the full Board of Directors for its approval.


                                                   Harry V. Barton, Jr.
                                                   William H. Fenstermaker
                                                   E. Stewart Shea III



Additional Information with Respect to Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     None of the members of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during 2001. None of these individuals is a former officer of the Company or any of its subsidiaries.

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors of the Company is composed of four non-employee directors. The Board has made a determination that the members of the Audit Committee satisfy the requirements of NASDAQ as to independence, financial literacy and experience. The responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee, which was adopted by the Board of Directors of the Company on August 17, 2000. This is a report on the Committee's activities relating to fiscal year 2001.

     The Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements for the year 2001 with management including a discussion of the quality, not just the acceptability, of the accounting principles and underlying estimates and also significant judgments used in the financial statements. Management has represented to us that the financial statements were prepared in accordance with generally accepted accounting principles.

     The Committee reviewed the audited financial statements with the independent auditors, who are responsible for expressing an opinion on the conformity of those statements with generally accepted accounting principles, and discussed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company's accounting principles, the matters required to be communicated by Statement on Auditing Standards No. 61 "Communication with Audit Committees", and their independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board. The Committee also considered the compatibility of nonaudit services with the independent auditor's independence.

     The Committee discussed with the Company's internal auditors and the independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal auditors and the independent auditors to discuss the results of their audits, their evaluations of the Company's systems of internal controls and the overall quality of the Company's financial reporting. Both the internal auditors and independent auditors have unrestricted access to the Audit Committee. The Committee held nine meetings during fiscal year 2001.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the SEC. The Committee and the Board have also recommended the selection of the Company's independent auditors.

     In accordance with the rules of the SEC, the foregoing information is not deemed to be "soliciting material," or to be "filed" with the SEC or subject to its Regulation 14A, other than as provided in that Item, or to be subject to the liabilities of section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, or the Securities Exchange Act of 1934.


                                                   Elaine D. Abell
                                                   Harry V. Barton, Jr.
                                                   John N. Casbon
                                                   Jefferson G. Parker

                                PERFORMANCE GRAPH

     The following graph, which was prepared by SNL Securities LC ("SNL"), compares the cumulative total return on the Common Stock over a measurement period beginning December 31, 1996 with (i) the cumulative total return on the stocks included in the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") Total Return Index (for United States companies) and (ii) the cumulative total return on the stocks included in the SNL Peer Group Index. All of these cumulative returns are computed assuming the quarterly reinvestment of dividends paid during the applicable time period.

                     [GRAPHIC-CHART - PLOTTED POINTS BELOW]


                                                      Period Ending
                           ---------------------------------------------------------------------
                             12/31/96    12/31/97    12/31/98   12/31/99    12/31/00  12/31/01
 -----------------------------------------------------------------------------------------------
 IBERIABANK Corp.             100.00      168.79      127.92      82.42      135.80    176.88
 -----------------------------------------------------------------------------------------------
 NASDAQ - Total US*           100.00      122.48      172.68     320.89      193.01    153.15
 -----------------------------------------------------------------------------------------------
 SNL $1B-$5B Bank Index       100.00      166.77      166.38     152.91      173.52    210.83
 -----------------------------------------------------------------------------------------------

* Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2002. Used with permission.


                     RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors of the Company has appointed the firm of Castaing, Hussey & Lolan, LLC, independent certified public accountants, to serve as the Company's principal auditors and to perform the audit of the financial statements for the fiscal year ending December 31, 2002, and further directed that the selection of auditors be submitted for ratification by the shareholders at the Meeting.

     The firm also served as the Company's principal auditors during 2001 and received fees of $106,970 for the audit as well as $60,130 for other non-audit related services, including, but not limited to, tax preparation and audits of benefit plans. The Audit Committee has considered whether the provision of non-audit service is compatible with maintaining the independence of Castaing,
Hussey & Lolan, LLC. The firm does not provide financial system design/implementation or internal audit outsourcing to the Company.

     Representatives of Castaing, Hussey & Lolan, LLC will be present at the Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

                              SHAREHOLDER PROPOSALS

     Any proposal which a shareholder wishes to have included in the proxy materials relating to the next annual meeting of shareholders must be in compliance with Rule 14a-8 under the 1934 Act and received at the principal executive offices of the Company, 1101 E. Admiral Doyle Drive, New Iberia, Louisiana 70560, Attention: George J. Becker III, Secretary, no later than December 2, 2002. With respect to the 2003 annual meeting, if the Company is not provided notice of a shareholder proposal by December 2, 2002, it will not be included in the Company's proxy statement and form of proxy.

     Shareholder proposals which are not submitted for inclusion in the Company's proxy materials may be brought before an annual meeting pursuant to
Article 9D of the Company's Articles of Incorporation, which provides that the shareholder must give timely notice thereof in writing to the Secretary of the Company, setting forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Company's books, of the shareholder proposing such business and, to the extent known, any other shareholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of the Company's capital stock which are beneficially owned by the shareholder on the date of such shareholder notice and, to the extent known, by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (d) any financial interest of the shareholder in such proposal (other than interests which all shareholders would have). To be timely with respect to the annual meeting of shareholders to be held in 2003, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company no later than March 1, 2003. With respect to the 2003 annual meeting, if the Company does not receive a shareholder's notice by such date, proxy holders will be allowed to use their discretionary authority to vote on such proposal without any discussion of the matter in the proxy statement.


                                  OTHER MATTERS

     Management is not aware of any business to come before the Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting as to which proxies in the accompanying form confer discretionary authority, the persons named therein will vote such proxies as determined by a majority of the Board of Directors.

                                            By Order of the Board of Directors




                                            /S/George J. Becker III
                                            -----------------------
                                            George J. Becker III
                                            Secretary

New Iberia, Louisiana
April 1, 2002

Please Mark your
votes as indicated  [X]
in this example

                                      PROXY
                             IBERIABANK CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 1, 2002

     The undersigned shareholder of IBERIABANK Corporation ("Company") as of March 14, 2002, hereby appoints Daryl G. Byrd and George J. Becker III, or either of them, with full powers of substitution, as attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held on the 11th floor of the Pan-American Life Media & Conference Center, 601 Poydras Street, New Orleans, Louisiana, on Wednesday, May 1, 2002 at 10:00 a.m., Central Time, and at any adjournment of, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:


1.   Election of directors for three-year term


     Nominees for a three-year term expiring in 2005:

     Harry V. Barton, Jr., Daryl G. Byrd and E. Stewart Shea III

                         Withhold          For All
        For             Authority          Except
        [_]                [_]               [_]


INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.




 2. Ratification   of  the   appointment   by  the  Board  of
    Directors  of  Castaing,  Hussey  &  Lolan,  LLC  as  the
    Company's   independent  auditors  for  the  fiscal  year
    ending December 31, 2002

              For           Against          Abstain
              [_]             [_]              [_]


 3. In their discretion, on other business as may come before the meeting.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. SHARES WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS, FOR RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS AND OTHERWISE AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

     PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS PROXY. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE GIVE TITLE. WHEN SHARES ARE HELD JOINTLY, ONLY ONE HOLDER NEED SIGN.

     Please be sure to sign and date Date this Proxy in the box below.


                   _________________________________________
                                      Date
                   _________________________________________
                             Shareholder sign above
                   _________________________________________
                         Co-holder (if any) sign above


 /\ Detach above card, sign, date and mail in postage paid envelope provided./\
 ||                             IBERIABANK CORPORATION                       ||


--------------------------------------------------------------------------------
           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                           USING THE ENCLOSED ENVELOPE
--------------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

____________________________________________________

____________________________________________________

____________________________________________________